Exhibit 99.1

CF INDUSTRIES WITHDRAWS OFFER TO ACQUIRE TERRA INDUSTRIES AND IS NO LONGER PURSUING ACQUISITION

DEERFIELD, IL, January 14, 2010 — CF Industries Holdings, Inc. (NYSE: CF) today announced that it has withdrawn its offer to acquire Terra Industries Inc. (NYSE: TRA) and that it is no longer pursuing the acquisition.  CF Industries also said that it has sold all its Terra shares, with a net gain (including dividends) that more than offset the expenses it has incurred in connection with its proposed acquisition of Terra.

“It is clear that an acquisition of Terra now would require a significant increase in our offer, given the substantial uplift in equity values in the fertilizer sector,” said Stephen R. Wilson, chairman, president and chief executive officer of CF Industries.  “While the strategic merits of a transaction are undeniable, it is not in the best interests of CF Industries stockholders to increase our offer to the level that we believe now would be required for Terra to agree to an acquisition.  We are, of course, pleased that prospects for nitrogen and phosphate fertilizers have improved in the view of investors, a view we share.”

CF Industries also said that in light of its current capitalization and expected strong cash flow in 2010, it will continue, as it has in the past, to evaluate its full range of capital deployment opportunities including strategic investments and returning capital to stockholders.

Morgan Stanley and Rothschild are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CF Industries.

Contacts

Terry Huch

Senior Director, Investor Relations and Corporate Communications

847-405-2515 — thuch@cfindustries.com

Susan Stillings, 212-333-3810

Brunswick Group LLC

Alan Miller, 212-750-5833

Innisfree M&A Incorporated

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements.”  All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  Risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; loss of key members of management and professional staff; the international credit crisis and global recession; credit losses from counterparties to our natural gas swap contracts due to the credit and economic crisis; and the other risks and uncertainties included from time to time in our filings with the SEC.  Except as required by law, we undertake no obligation to update or revise any forward-looking statements.

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